UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 7, 2007 (June 5, 2007)

Date of Report (Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

0-17187

Commission File Number

California

94-2893789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

395 West Java Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip Code)

(408) 542-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 5, 2007, LOGIC Devices Incorporated (the Company) signed an operating lease agreement (the Lease) for a new 17,245 square foot facility. The Lease has a term of seven years with an option to extend for an additional three years at the end of the initial term. The Lease's commencement date was August 1, 2007 and the Company expects to move into the facility effective September 1, 2007.

The rent payments are equal to $1.035 per square foot for the first year with a $0.04 per square foot increase at the end of each successive year. These fixed rent payments aggregate $1,675,200 over the seven-year term. In addition, the Company is expected to pay approximately $0.20 per square foot for monthly common area and operating expenses. The monthly rent payments under the Lease are comparable to the Company's expiring lease, with the first two years being less than the expiring lease payments.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1 - Lease agreement dated June 5, 2007 with a commencement date of August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIC Devices Incorporated (Registrant)

Date: August 7, 2007	By: /s/ William J. Volz William J. Volz President and Chief Executive Officer